UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2002

ASYST TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-22430	94-2944251
(Commission File No.)	(IRS Employer Identification No.)

48761 Kato Road
Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

Item 5.    Other Events.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, the possible inability to complete the creation of the joint venture between Asyst Technologies Inc. and Shinko Electric Co. Ltd of Japan as scheduled or at all, and those associated with joint venture transactions, such as potential difficulties in the assimilation of operations, strategies, technologies and products of the joint venture, the risk of loss of key personnel of the joint venture and diversion of management attention from other business concerns. Information about Asyst and these and other risks related to Asyst are detailed in Asyst’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Asyst does not undertake an obligation to update forward-looking statements.

On May 24, 2002, Asyst announced that it had signed a definitive agreement to enter into a joint venture with Shinko. Under the terms of the agreement, Asyst will acquire 51% interest in a new joint venture company, Asyst Shinko Inc. The new company will contain the automated material handling systems, or AMHS, business of Shinko, which will retain 49% ownership of Asyst Shinko. Asyst will pay 8.16 billion Yen for its ownership share, at a rate equivalent to 1.34 times Shinko’s AMHS sales for the year ended March 31, 2002. The transaction is expected to close on October 1, 2002, after the completion of Shinko’s current six-month fiscal reporting period. Asyst currently is exploring multiple options for funding the transaction, including bank debt in Japan.

The press release issued by Asyst, dated May 24, 2002, entitled “Asyst Technologies Signs Definitive Agreement to Form Joint Venture With Shinko Electric Co. Ltd. of Japan” is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

99.1	Press Release dated May 24, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Dated:	June 12, 2002	By:	/s/ GEOFFREY G. RIBAR
Geoffrey G. Ribar Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release titled “Asyst Technologies Signs Definitive Agreement to Form Joint Venture With Shinko Electric Co. Ltd. of Japan” dated May 24, 2002.

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